Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference into the Registration Statement Nos. 333-282703, 333-272202, 333-265699, 333-262516, 333-239108, and 333-255001 on Form S-3, and Nos. 333-285644 and 333-257288 on Form S-8 of Creative Realities, Inc. of our report dated October 8, 2025 relating to the financial statements of DDC Group International Inc. d/b/a Cineplex Digital Media, which is incorporated by reference in the Amendment No. 1 to Current Report on Form 8-K/A of Creative Realities, Inc. dated December 19, 2025.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants
Toronto, Canada

December 19, 2025